UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 4, 2006

Date of Report (Date of earliest event reported)

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

100 North Point Center East, Suite 600
Atlanta, Georgia		30022
(Address of principal executive offices)		(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13c-4©)

Item 8.01                        Other Events.

As previously stated in our 2004 and 2005 filings to the Securities and Exchange Commission on Forms 10-Q and 10-K, in France, a downturn in demand for some of our tobacco-related products has resulted from a decrease in consumption of cigarettes in certain countries as a result of increased consumer taxes and regulations on the cigarette industry as well as new tobacco-related papers manufacturing capacity added by competitors that began operation in Europe in 2003 and 2004. The reduced demand for our products has caused us to have continuing excess capacity and increased machine downtime. We are currently evaluating how to operate our production facilities in France more effectively. Although analysis is ongoing, no decisions have been made and we have not committed to any plan, it now appears more likely that changes could occur that could require additional write-offs or accelerated depreciation of some production equipment and could also include possible restructuring charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

	By:	/s/ PAUL C. ROBERTS
Paul C. Roberts
Chief Financial Officer and Treasurer
Dated: April 4, 2006